UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 22, 2009

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Actions

On April 22, 2009, the Compensation, Human Resources and Management Succession Committee (the “Committee”) of the Board of Directors of Equifax Inc. (the “Company”) reviewed and approved the 2009 long-term incentive (“LTI”) award opportunities for named executive officers pursuant to the Company’s shareholder-approved 2008 Omnibus Incentive  Plan.  The named executive officers include Richard F. Smith, Chairman and Chief Executive Officer; Lee Adrean, Corporate Vice President and Chief Financial Officer; Coretha M. Rushing, Corporate Vice President and Chief Human Resources Officer; Kent E. Mast, Corporate Vice President and Chief Legal Officer; and William W. Canfield, President, TALX.

The Committee approved the following annual stock option and restricted stock unit awards to the named executive officers effective as of April 24, 2009:

Named Executive Officer	Stock Options	Maximum Number of Restricted Stock Units
R. Smith	220,000	90,000
L. Adrean	41,000	17,000
C. Rushing	32,000	14,000
K. Mast	30,000	13,000
W. Canfield	30,000	12,000

The stock options are non-qualified, have a ten-year term and vest 33-1/3% on the first anniversary of the grant date and 33-1/3% on each of the next two grant date anniversaries if the officer remains employed by the Company on those dates or has retired, subject to acceleration in the event of a change in control and adjustment in certain events.

The restricted stock units will vest three years from the date of grant if the officer remains actively employed by the Company, subject to acceleration if the termination is due to retirement, death, disability or change in control, and adjustment in certain events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and Chief Legal Officer

Date: April 28, 2009